Exhibit 99.1

For additional information:
Rick Green
President & CEO
Priscilla J. Barnes
Senior EVP & COO
(405) 372-2230

For Immediate Release

Southwest Bancorp Inc. Completes Repurchase of

Capital Purchase Program Securities

August 8, 2012, Stillwater, Oklahoma.... Southwest Bancorp, Inc. (NASDAQ Global Select Market—OKSB, OKSBP), (“Southwest”), announced the completion of the repurchase of all $70.0 million of its preferred securities (the “Series B Preferred”) sold to the Department of the Treasury in December 2008. The Series B Preferred was issued under the Treasury’s Capital Purchase Program (“CPP”).

Rick Green, President and CEO, stated, “Completing this repurchase has been a top priority for us. It follows several other achievements, including significant improvements in profitability and credit quality, the termination of formal and informal agreements with federal regulators, and the resumption of regular distributions on Southwest’s trust preferred securities.”

All funds for the repurchase were internally generated. Southwest and each of its banking subsidiaries remain well capitalized after the repurchase. Southwest will take a one-time, non-cash equity charge of approximately $1.2 million in the third quarter of 2012 to reflect accelerated accretion of the remaining discount on the Series B Preferred. Prior to the repurchase, dividends on the repurchased Series B Preferred, which reduced net income available to common shareholders, were approximately $1.1 million per quarter.

Southwest Bancorp and Subsidiaries

Southwest is the bank holding company for Stillwater National Bank and Trust Company (“Stillwater National”) and Bank of Kansas. Through its subsidiaries, Southwest offers commercial and consumer lending, deposit and investment services, specialized cash management, and other financial services from offices in Oklahoma, Texas, and Kansas, and on the Internet, through SNB DirectBanker®. Southwest was organized in 1981 as the holding company for Stillwater National, which was chartered in 1894. At June 30, 2012 Southwest had total assets of $2.3 billion, deposits of $1.8 billion, and shareholders’ equity of $314.6 million.

Caution About Forward-Looking Statements

Southwest makes forward-looking statements in this news release that are subject to risks and uncertainties. Southwest intends these statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include:

•	Statements of Southwest’s goals, intentions, and expectations;

•	Estimates of risks and of future costs and benefits;

•	Expectations regarding Southwest’s future financial performance and the financial performance of our operating segments;

•	Expectations regarding regulatory actions;

•	Expectations regarding Southwest’s ability to utilize tax loss benefits;

•	Assessments of loan quality, probable loan losses, and the amount and timing of loan payoffs;

•	Estimates of the value of assets held for sale or available for sale; and

•	Statements of Southwest’s ability to achieve financial and other goals.

NASDAQ: OKSB

OKSBP

Southwest Bancorp Inc. Completes Repurchase of Capital Purchase Program Securities

These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters. These other matters include, among other things, the direct and indirect effects of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest’s past growth and performance do not necessarily indicate Southwest’s future results. For other factors, risks, and uncertainties that could cause actual results to differ materially from estimates and projections contained in forward-looking statements, please read the “Risk Factors” contained in Southwest’s reports to the Securities and Exchange Commission.

The cautionary statements in this release also identify important factors and possible events that involve risk and uncertainties that could cause our actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made. Southwest does not intend, and undertakes no obligation, to update or revise any forward-looking statements contained in this release, whether as a result of differences in actual results, changes in assumptions, or changes in other factors affecting such statements, except as required by law.